UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 2, 2023
ProPetro Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware			001-38035	26-3685382
(State or Other Jurisdiction of Incorporation)			(Commission File Number)	(IRS Employer Identification No.)

1706 South Midkiff
Midland	,	Texas		79701
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (432) 688-0012
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PUMP	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Amended and Restated Credit Agreement

On June 2, 2023 (the “Closing Date”), ProPetro Holding Corp. (the “Company”, “we,” “us,” “our” and similar terms) and ProPetro Services, Inc. (the “Borrower”) entered into that certain Amendment No. 1 to Amended and Restated Credit Agreement (the “ABL Amendment”) which amends that certain Amended and Restated Credit Agreement, dated as of April 13, 2022 (the “Credit Agreement”; the Credit Agreement as amended by the ABL Amendment, the “Amended ABL”) with Barclays Bank PLC as agent (the “Agent”) and the lenders party thereto.

The credit facility under the Amended ABL (the “Facility”) has a maximum revolver amount of $225 million as of the Closing Date. In addition to the increase in the maximum revolver amount of the Facility, the ABL Amendment extended the maturity date of the Facility to five years from the Closing Date, and provided for other modifications to the Credit Agreement, certain of which are described below.

The Facility permits extensions of credit up to the lesser of the maximum revolver amount and a borrowing base that is determined by calculating the amount equal to the sum of (i) 90% of the Eligible Investment Grade Accounts (as defined in the Amended ABL), plus (ii) 85% of Eligible Accounts (other than Eligible Investment Grade Accounts) (each as defined in the Amended ABL), plus (iii) 80% of the Book Value of all Eligible Unbilled Accounts (up to a maximum of 25% of the Borrowing Base) (each as defined in the Amended ABL) minus the aggregate amount of Reserves (as defined in the Amended ABL), if any, established by the Agent from time to time. The borrowing base is calculated on a monthly basis pursuant to a borrowing base certificate delivered by the Borrower to the Agent.

The applicable margin on the Facility is determined by reference to a three-tier pricing grid based on availability under the Facility. The Borrower, at its option, may elect for loans drawn under the Facility to be based on either Term SOFR or Base Rate (each as defined in the Amended ABL) or base rate, plus the applicable margin. The applicable margin on the Facility ranges from 1.75% to 2.25% (in the case of Term SOFR loans) and 0.75% to 1.25% (in the case of Base Rate loans).

The Borrower is required to pay an unused line fee on unutilized commitments under the Facility. The unused line fee is determined by reference to a two-tier grid based on availability under the Facility. The unused line fee ranges from 0.375% to 0.5% depending on the Borrower’s usage of the Facility.

The Facility contains a springing fixed charge coverage ratio (the “FCCR”). The FCCR is tested only if availability under the Facility falls below certain specified availability levels. If tested, the Borrower would need to demonstrate compliance with a 1.0x FCCR, on a quarterly basis, until such time as the Borrower has availability under the Facility in excess of certain specified levels for at least thirty consecutive days.

The Facility is secured by a first priority lien on, and security interest in, (i) substantially all assets and equity interests held by the Borrower and (ii) the equity interests we hold in the Borrower, subject to certain exceptions and excluded assets.

The Facility contains various covenants that restrict, among other things and subject to certain exceptions, our ability, as well as the ability of the Borrower and certain of its present and future subsidiaries to incur certain liens, incur indebtedness, change the nature of its business, undertake mergers and other fundamental changes, dispose of certain assets, make investments and restricted payments, amend its organizational documents or accounting policies, make early prepayments of certain debt, enter into dividend or lien blockers, enter into certain transactions with affiliates and, solely in our case, carry out certain activities. Failure to comply with these covenants and restrictions could result in an event of default under the Facility. In such an event, we could not request borrowings under the Facility, and all amounts outstanding under the Facility, together with accrued interest, could then be declared immediately due and payable.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the ABL Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 5, 2023, the Company issued a press release announcing its entry into the ABL Amendment. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information furnished with this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1*
Amendment No. 1 to Amended and Restated Credit Agreement, dated as of June 2, 2023, by and among ProPetro Holding Corp., and ProPetro Services, Inc., the Incremental Lenders and each existing Lender party thereto as a Consenting Lender and Barclays Bank PLC, as Agent.

99.1	Press Release dated June 5, 2023.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

*Schedules and similar attachments have been omitted pursuant to Regulation S-K Item 601(a)(5). The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2023

PROPETRO HOLDING CORP.

/s/ David S. Schorlemer
David S. Schorlemer Chief Financial Officer